Exhibit 99.1

Pacific Asia Petroleum, Inc. Starts Operations and Revenues from its Enhanced Oil Recovery and Production Business

FOR RELEASE: WEDNESDAY, August 12, 2009; 9:00AM Eastern Time

Hartsdale, New York, August 12:  Pacific Asia Petroleum, Inc. (PFAP.OB), a U.S.  publicly traded company (the “Company”), announced today that its Hong Kong subsidiary, Pacific Asia Petroleum Energy Limited (“PAPE”), along with its China affiliate, Inner Mongolia Sunrise Petroleum Co. Ltd. (“Sunrise”), commenced the generation of revenues and began operations on its first well in the Liaoning Province of China where it is conducting operations pursuant to its enhanced oil recovery and production (“EORP”) business. It is planned that such operations will continue successively on more wells pursuant to contractual rights the Company has with respect to oil fields in the Liaoning Province.

Commenting on this achievement, Frank C. Ingriselli, President & CEO of Pacific Asia Petroleum, Inc., said: “This is a significant milestone for our Company that will generate cash flow and revenues in the 3rd Quarter of 2009.”

This is earlier than the Company had previously estimated and announced.

Mr. Ingriselli continued, “This achievement helps to validate our newly acquired EORP technology and delivers on our business plan of generating revenues and cash flow this year. We plan to build out EORP into a significant business that will provide positive cash flow, earnings and grow shareholder value. We are targeting hundreds of wells to add to our production portfolio and are aggressively pursuing such opportunities not only in the China market, but elsewhere in Asia.”

It is estimated that China has over 20 billion barrels of unrecovered high viscosity and high pour point crude oil resources that could benefit from the application of the Company’s EORP technology.

Media Contact:

Pacific Asia Petroleum, Inc.
Bonnie Tang
bonnietang@papetroleum.com

250 East Hartsdale Ave.
Hartsdale, NY 10530
(914) 472-6070
www.papetroleum.com

Investor Relations Contact:

Liviakis Financial Communications, Inc
John Liviakis
(415) 389-4670
John@Liviakis.com
www.liviakis.com
655 Redwood Hwy, Suite 395
Mill Valley, CA 94941

Cautionary Statement Relevant to Forward-Looking Information.

Some of the items discussed in this press release are forward-looking statements about Pacific Asia Petroleum, Inc.’s activities in the People’s Republic of China. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “estimates,” “budgets” and similar expressions are intended to identify such forward-looking statements. The statements are based upon management’s current expectations, estimates and projections; are not guarantees of future performance; and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict. Among the factors that could cause actual results to differ materially are changes in prices of, demand for and supply of crude oil and natural gas; actions of competitors; results of additional testing; timely development of production opportunities and acquired technologies; the successful issuance and assignment of enhanced oil recovery-related patent rights by the government of the People’s Republic of China; the potential disruption or interruption of testing and development activities due to accidents, political events, civil unrest, or severe weather; government-mandated restrictions on scope of company operations; general economic and political conditions; the Company’s ability to successfully consummate the contemplated acquisitions on terms and conditions satisfactory to the Company, obtain required government approvals, and to successfully integrate the acquired entities and operations into the Company’s business; and other risks described in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Pacific Asia Petroleum, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.